SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 3, 2006, Cousins Properties Incorporated (the “Company”) entered into an agreement to form a venture arrangement (the “Venture”) with The Prudential Insurance Company of America on behalf of a separate account managed for institutional investors by Prudential Real Estate Investors (“PREI”). The Company filed a Current Report on Form 8-K on May 4, 2006 disclosing the agreement to enter into the Venture.
On June 16, 2006, the parties entered into an amendment to extend the closing of the Venture to June 29, 2006 (the “Closing Date”). The second installment of the Initial Contribution would also be paid on the Closing Date.
Item 9.01 Financial Statements and Exhibits
(c)     Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description
10.1	First Amendment to Contribution and Formation Agreement by and between Cousins Properties Incorporated, CP Venture Three LLC and The Prudential Insurance Company of America, dated June 16, 2006

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2006

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

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